                                POWER OF ATTORNEY
                 (For executing Forms 3, 4 and 5 under Rule 16)

        KNOW ALL BY THESE PRESENTS, That the undersigned hereby constitutes and appoints E. Liston Bishop, Susan N. Roth, J. Paul Jullienne, or Christopher A.
Parrott as his true and lawful attorneys-in-fact and agents to:

            a. Execute for and on behalf of the undersigned such Forms 3, 4 and
               5 ("Forms") as may be required from time to time by Section 16 of the Securities Exchange Act of 1934 and the applicable rules thereunder ("Act"); and

            b. Do and perform each and every act and thing for and on behalf of the undersigned which may be necessary or desirable to complete the execution and timely filing of such Forms as undersigned may be required to file with the Securities and Exchange Commission and any other authority.

        The undersigned grants said attorneys-in-fact and agents full power and authority to act and perform on behalf of the undersigned all and every act and thing whatsoever required to be done in the exercise of the rights and powers granted herein, as fully to all intents and purposes as said attorneys-in fact and agents might or could do in person, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 21st day of July, 2009.

                                        /s/ Richard P. McKenney
                                        ---------------------------------------
                                        Richard P. McKenney